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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 1999

                               AQUAPRO CORPORATION
             (Exact name of Registrant as specified in its charter)

           TENNESSEE                   0-29258                   62-1598919

(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


             1100 Highway 3
         Sunflower, Mississippi                                       38778

(Address of Principal Executive Offices)                            (Zip Code)


       Registrant's telephone number, including area code: (662) 569-3331

         This Current Report on Form 8-K is filed by AquaPro Corporation, a Tennessee corporation (the "Company"), in connection with the matters described herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to a purchase transaction which closed on June 30, 1999, the Company acquired certain real property, equipment and catfish stock from Kroeker Catfish Farms, Inc., Marvin L. Kroeker and Mary B. Kroeker for a total price of $1,888,592.87. The price and terms of the purchase were negotiated by the parties. The sellers had no previous relationship to the company or its officers or directors. The purchase included approximately 424 acres containing approximately 28 ponds aggregating approximately 320 water acres, and related improvements valued at approximately $715,000 in the transaction. The purchase also included certain equipment, including a bulldozer, various vehicles and various aeration and seining-related equipment, valued at approximately $546,000, approximately 1,028 tons of fish feed, valued at approximately $204,000, and fingerling, stocker and inventory catfish valued at approximately $423,000.

         The Company paid the entire purchase price with its promissory note which is payable in annual payments of $200,000 of principal and interest, commencing on April 30, 2000 and continuing annually thereafter until the principal and accrued interest is fully paid. Interest during the first year is 6% per annum, subject to adjustment for each following year on the last day of April, on which date the interest for that year will equal 1 3/4% less than the New York Consensus Prime Rate, as published in the Wall Street Journal for the last business day of April of that year.



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The Company's note is secured by a vendor's lien on the personal property and a first lien on the real property, equipment and all catfish produced on that property. Pursuant to the terms of this encumbrance, as catfish cultivated on the secured property are sold, seller will release the lien so long as the obligation is not in default.

         As part of the transaction, the seller loaned the Company $200,000 at the closing for which the Company issued its note in that amount. The note bears interest at 12.0% per annum and is payable interest only monthly until April 30, 2000, when all unpaid principal and accrued interest is due and payable. The note is secured by a second lien on the lands, equipment and fish purchased from the seller.

         The foregoing description of the purchase transaction is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as an exhibit hereto and is hereby incorporated herein by reference.

         The real property acquired is comprised of two separate parcels located, respectively, in Leflore and Sunflower Counties, Mississippi. Each of these parcels is located in close proximity to one of the Company's existing farms and, management believe, will be immediately and efficiently integrated into the Company's existing business operations. The Company will also integrate the vehicles, equipment, feed and catfish acquired in the purchase into its current farming operations. With the earthmoving equipment acquired, the Company will be able to internally perform various pond construction and maintenance operations for which it currently must use outside contractors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits. The following exhibits are filed as part of this report:

                  10.1     Contract of Purchase and Sale.

                  10.2     Supplemental Agreement dated June 29, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 1999                      AQUAPRO CORPORATION

                                          By: /s/ George S. Hastings, Jr.
                                              ----------------------------------
                                              George S. Hastings, Jr.





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                                  EXHIBIT INDEX

Exhibit
Number   Description

10.1 Contract of Purchase and Sale, dated April 30, 1999, by and among Kroeker Catfish Farms, Inc., Marvin L. Kroeker, Marie B. Kroeker and AquaPro Corporation.

10.2     Supplemental Agreement dated June 29, 1999.








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